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                                                                     EXHIBIT 10B



                            GEORGE N. GINGOLD, ESQ.


                                ATTORNEY AT LAW


                             197 KING PHILIP DRIVE


                           WEST HARTFORD, CONNECTICUT


                                   06117-1409



April 22, 1998



Securities and Exchange Commission


450 Fifth Street, NW


Washington, D.C. 20549



Commissioners:



I hereby consent to the reference to my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 (File No. 33-48137) to be filed by Connecticut General Life Insurance Company and Connecticut General Variable Annuity Separate Account with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.



Very truly yours,



/s/ GEORGE N. GINGOLD



George N. Gingold, Esquire